                          OFFER TO PURCHASE FOR CASH
                      23,501,260 SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                    AMERICAN BANKERS INSURANCE GROUP, INC.
                                      AT
                             $58.00 NET PER SHARE
                                      BY
                           SEASON ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                             CENDANT CORPORATION

       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 25, 1998,
                        UNLESS THE OFFER IS EXTENDED.

                                                              January 27, 1998

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase, dated January 27, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by Season Acquisition Corp., a New Jersey corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Parent"), to purchase 23,501,260 outstanding shares of common stock, par value $1.00 per share (the "Common Shares"), of American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), including the associated Series A Preferred Stock Purchase Rights (including any successors thereto, the "Rights") issued pursuant to the Rights Agreement, dated as of February 24, 1988, as amended and restated as of November 14, 1990, between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent (as such agreement may be further amended and including any successor agreement, the "Rights Agreement"), at a price of $58.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Unless context otherwise requires, all references to the Common Shares shall include the associated Rights, and all references to the Rights shall include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement, including the right to receive any payment due upon redemption of the Rights. Shares of $3.125 Series B Cumulative Convertible Preferred Stock, no par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), of the Company may not be tendered pursuant to the Offer. In the event that a holder of Preferred Shares wants to tender such shares pursuant to the Offer, such holder must first convert the Preferred Shares into Common Shares pursuant to the terms of the Preferred Shares and then tender such Common Shares pursuant to the Offer.

   Unless the Rights are redeemed prior to the Expiration Date (as defined in the Offer to Purchase), holders of Common Shares will be required to tender the associated Rights for each Common Share tendered in order to effect a valid tender of such Common Share. Accordingly, shareholders who sell their Rights separately from their Common Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Common Shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Common Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and (i) Purchaser has waived that portion of the Rights Condition (as defined in the Offer to Purchase) requiring that a Distribution Date not have occurred and (ii) Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of Common Shares prior to the time a holder's Common Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Common Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to one-half the number of Common Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has
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occurred and (i) Purchaser has waived that portion of the Rights Condition requiring that a Distribution Date not have occurred and (ii) Rights Certificates have not been distributed prior to the time Common Shares are purchased pursuant to the Offer, Rights may be tendered prior to a shareholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. In any case, a tender of Common Shares constitutes an agreement by the tendering shareholder to deliver Rights Certificates representing a number of Rights equal to one-half the number of Common Shares tendered pursuant to the Offer to the Depositary within three business days after the date that Rights Certificates are distributed. Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related Common Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

   If a shareholder desires to tender Common Shares and Rights pursuant to the Offer and such shareholder's Common Share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred and Purchaser waives that portion of the Rights Condition requiring that a Distribution Date not have occurred, because Rights Certificates have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Common Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

     1. The tender price is $58.00 per Common Share, net to the seller in cash, without interest thereon.

     2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, February 25, 1998, unless the Offer is extended.

     3. The Offer is being made for 23,501,260 outstanding Common Shares.

     4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Common Shares which, together with Shares owned by Parent and Purchaser, constitute at least 51% of the Common Shares outstanding on a fully diluted basis, (2) Purchaser being satisfied, in its sole discretion, that the provisions of Section 607.0901(2) of the Florida Business Corporation Act are inapplicable to to the Proposed Merger described in the Offer to Purchase, (3) Purchaser being satisfied, in its sole discretion, that the provisions of Section 607.0902 of the Florida Business Corporation Act continue to be inapplicable to the acquisition of Common Shares pursuant to the Offer, (4) the purchase of the Common Shares pursuant to the Offer having been approved for purposes of rendering the supermajority vote requirements of Article VIII of the Company's Third Amended and Restated Articles of Incorporation inapplicable to Parent and Purchaser, (5) the Preferred Stock Purchase Rights having been redeemed by the Company or Purchaser being satisfied, in its sole discretion, that the Rights are invalid or otherwise inapplicable to the Offer and the Proposed Merger, (6) the Lockup Option held by American International Group, Inc. to purchase up to 19.9% of the outstanding Common Shares having been terminated or invalidated without any Common Shares having been issued thereunder, and (7) Parent and Purchaser having obtained all insurance regulatory approvals necessary for their acquisition of control over the Company's insurance subsidiaries on terms and conditions satisfactory to Purchaser, in its sole discretion.

     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Common Shares by Purchaser pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Common Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Common Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser
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cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Common Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
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                    INSTRUCTIONS WITH RESPECT TO THE OFFER
      TO PURCHASE FOR CASH 23,501,260 OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                    AMERICAN BANKERS INSURANCE GROUP, INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 27, 1998, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by Season Acquisition Corp., a New Jersey corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Parent"), to purchase 23,501,260 outstanding shares of common stock, par value $1.00 per share (the "Common Shares"), of American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), including the associated Series A Preferred Stock Purchase Rights (including any successors thereto, the "Rights") issued pursuant to the Rights Agreement, dated as of February 24, 1988, as amended and restated as of November 14, 1990, between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent (as such agreement may be further amended and including any successor agreement, the "Rights Agreement"). Unless context otherwise requires, all references to the Common Shares shall include the associated Rights, and all references to the Rights shall include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement, including the right to receive any payment due upon redemption of the Rights.

   This will instruct you to tender to Purchaser the number of Common Shares and Rights indicated below (or, if no number is indicated in either appropriate space below, all Common Shares and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF COMMON SHARES AND RIGHTS
TO BE TENDERED:*
       Common Shares and Rights
ACCOUNT NUMBER:
Dated:          , 1998

                      SIGN HERE
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                                            SIGNATURE(S)

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                                    PLEASE TYPE OR PRINT NAME(S)

                      -------------------------------------------------------
                                PLEASE TYPE OR PRINT ADDRESS(ES) HERE

                      -------------------------------------------------------
                                   AREA CODE AND TELEPHONE NUMBER

                      -------------------------------------------------------
                        TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)
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* Unless otherwise indicated, it will be assumed that all Common Shares and
Rights held by us for your account are to be tendered.